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IDS LIFE VARIABLE LIFE SEPARATE ACCOUNT
Registration Number 33-62457/811-4298

EXHIBIT INDEX

3.      Financial Statement Schedules and Report of Independent
        Auditors.

5.      Financial Data Schedules
        - IDS Life Variable Life Separate Account for Flexible Premium Survivorship Life Insurance
        -      IDS Life Insurance Company

7.      Opinion of James M. Jensen, F.S.A., M.A.A.A.

8.      Written consent of James M. Jensen, F.S.A., M.A.A.A.

9.      Written consent of Ernst & Young LLP.

10.  Directors' Power Of Attorney dated March 12, 1997.